SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed as part of this report:

99.1	– Term Sheet from Financing Commitment between aaiPharma Inc. and Silver Point Finance LLC dated April 10, 2004.

Item 9. Regulation FD Disclosure.

     On April 12, 2004, aaiPharma Inc. (the “Company”) received notice from the trustee under the Indenture (the “Indenture”) governing its Senior Subordinated Notes due 2010 (the “Notes”) of a default under the Indenture arising from the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2003. An event of default under the Indenture will occur, permitting acceleration of the Notes, if the Company fails to cure this default within 60 days after its receipt of this notice. The Company’s consent solicitation with respect to the Notes, commenced on April 8, 2004, seeks a waiver of this default.

     The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K the term sheet from the financing commitment between Silver Point Finance LLC and the Company described in the Company’s April 12, 2004 press release which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 12, 2004. Certain information regarding fees and related compensation information to be paid to Silver Point Finance LLC contained in the term sheet has been omitted from Exhibit 99.1.

     Note: This Item 9 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2004

aaiPharma Inc.

By:	/s/ William L.Ginna, Jr.

William L. Ginna, Jr.
Executive Vice President and Chief
Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Term Sheet from Financing Commitment between aaiPharma Inc. and Silver Point Finance LLC dated April 10, 2004.

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